Exhibit 99.1

Cycurion Delivers on 2026 Profitable Growth Strategy with $6 Million Win and $112 Million Backlog Powered by Innovative AI Solutions

April 27, 2026

MCLEAN, Va., April 27, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a pioneering AI-driven cybersecurity and government technology solutions provider, today announced it has been awarded a $6 million purchase order under a Master Services Agreement (“MSA”) / Indefinite Delivery Indefinite Quantity (“IDIQ”) contract by a major U.S. municipality.

The multi-year agreement allows Cycurion to provide a broad range of professional consulting services on an as-needed basis, including organization and management consulting, cybersecurity services, internal audit support, data analytics, and information technology solutions. The base contract term is three years, with two additional funded one-year option periods.

“This contract award with a major municipality is another exciting win as we continue to expand our presence across the state and local government sectors,” said Kevin Kelly, Chief Executive Officer of Cycurion. “We are out there winning new clients and building a stronger company every day. With a total contracted backlog of our $112 million, now bolstered by this $6 million award, we have more visibility into the future. While our contracts average approximately four years and can extend up to ten years, we already have $15 to $17 million firmly locked in for 2026, $15 to $17 million for 2027, and $15 to $17 million for 2028. We remain confident that revenues will continue to grow year over year, and we are truly excited about the momentum and opportunities ahead as we execute our 2026 profitable growth strategy.”

This strategic win strengthens Cycurion’s position in the municipal technology services market and highlights the Company’s growing role as a trusted partner delivering mission-critical cybersecurity, compliance, digital transformation, and advanced AI-powered solutions to large government entities.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the acceleration of the Company’s ability to successfully execute and perform under its newly awarded $6 million MSA/IDIQ contract with a major U.S. municipality; the anticipated timing, scope, duration and funding of task orders issued under such contract; the expected contribution of such contract to the Company’s contracted backlog; the Company’s growth strategy, including through potential acquisitions and strategic transactions; the continued execution of the Company’s contracted backlog; the timing, amount and likelihood of realizing revenues associated with our contracted backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, delays or terminations, and the Company’s ability to fulfill contractual obligations, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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